UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2018

ACTIVECARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53570	87-0578125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identifica-tion No.)

1365 Business Park Drive, #100 Orem, Utah 84058
(Address of Principal Executive Offices)

(877) 219-6050
Registrant's telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 15, 2018, ActiveCare, Inc., a Delaware corporation (the "Company"), filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). The Bankruptcy Court assumed jurisdiction over the assets of the Company as of the date of the filing of the bankruptcy petition. The Company remains in possession of its assets, and continues to manage and operate its business and properties, as debtor-in-possession, subject to the provisions of the Bankruptcy Code and the supervision and orders of the Bankruptcy Court.

In connection with the bankruptcy filing, and subject to higher and better offers, the Company entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") with Telcare, LLC, a Delaware limited liability company ("Telcare") which is described in more detail below. The Company has also entered into a $0.8 million debtor-in-possession ("DIP") credit facility and loan agreement (the "DIP Agreement") with Partners for Growth IV LP, as lender (the "Lender"). The DIP Agreement's effectiveness is subject to Bankruptcy Court approval. The Company will use the cash flow from operations and the DIP facility to provide working capital and financial resources necessary to allow business operations to continue as normal during the bankruptcy sale process, including meeting obligations to employees, vendors, customers and others.
Under the Asset Purchase Agreement, Telcare, upon the closing of the transactions contemplated thereby, will purchase substantially all of the Company's assets and assume certain of the Company's obligations associated with the purchased assets through a supervised sale under Section 363 of the Bankruptcy Code. The purchase price for such assets under the Asset Purchase Agreement is composed of (i) $3.75 million in cash, (ii) up to $100,000 to cure defaults under the Assumed Contracts as defined in the Asset Purchase Agreement, (iii) the forgiveness and cancellation of a note payable to Telcare, (iv) the forgiveness of accounts payable of the Company owed to Telcare; (v) delivery to the Company by Telcare of up to $500,000 of Product, and (vi) the assumption of Assumed Liabilities as defined in the Asset Purchase Agreement. Consummation of the transactions contemplated by the Asset Purchase Agreement is subject to higher or better offers, approval of the Bankruptcy Court, and customary closing conditions. As part of the Asset Purchase Agreement, the Company has filed a motion for authority to sell its assets to Telcare pursuant to Section 363 of the Bankruptcy Code, establishing bidding procedures, designating Telcare as the stalking horse bidder, and setting a hearing date on the sale of the assets.

Those interested in submitting bids should contact the Company in writing 1365 Business Park Drive West, Orem, UT  84058.

There can be no assurance that the Company can remain in possession of its assets and control of its business as a debtor-in-possession and that a trustee will not be appointed to operate the business of the Company. The Company's current business relationships and arrangements, and the Company's ability to negotiate future business arrangements may be adversely affected by the filing of the bankruptcy petition.

Item 2.03 Creation of a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.03 above with respect to the DIP Agreement (as defined above) is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Asset Purchase Agreement by and between the Company and Telcare, LLC dated July 15, 2018.
Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements contained in this Current Report on Form 8-K include statements which may be preceded by the words "plan," "will," "expect," "believe," or similar words. Such statements are based upon current expectations and involve risks and uncertainties. The Company's actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. Factors that could affect future performance include, but are not limited to: the Company's ability to obtain bankruptcy court approval of the DIP Agreement; operate pursuant to the terms of the DIP Agreement; fund its working capital needs through the expiration of the DIP Agreement; obtain bankruptcy court approval of the Agreement and consummate the Agreement in a timely manner; complete the Chapter 11 process in a timely manner; continue to operate in the ordinary course and manage its relationships with its creditors, noteholders, vendors, employees and customers given the Company's financial condition; limit the amount of time the Company's management and officers devote to restructuring, in order to allow them to run the business and retain a number of its key managers and employees  These forward-looking statements are made only as of the date of this Current Report on Form 8-K, and ActiveCare undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. The lack of any update or revision is not intended to imply continued affirmation of forward-looking statements contained herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 17, 2018	ActiveCare, Inc.

	By:	/s/ Mark J. Rosenblum Mark J. Rosenblum Chief Executive Officer and Chairman